EHHIBIT 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement"), is made and entered into as of this 30th day of March, 2016, by and among Citius Pharmaceuticals, Inc., a Nevada corporation (the "Company"), Leonard Mazur, an individual with an address at 32 Arden Road, Mountain Lakes, New Jersey 07046 (the "Investor") and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders, who become parties hereto as "Key Holders" pursuant to Section 4.2 below, the "Key Holders," and together collectively with the Investor, the "Stockholders").

RECITALS

A. As of the date of this Agreement, the Company and Leonard-Meron Biosciences, Inc., a Delaware corporation ("LMB") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of a wholly-owned subsidiary of the Company into LMB such that LMB survives as a wholly-owned subsidiary of the Company and the stockholders of LMB immediately prior to the merger become the stockholders of the Company after the merger (the "Merger").

B. Pursuant to the terms of the Merger Agreement, prior to the closing of the Merger, the Company entered into that certain Subscription Agreement by and between the Company and the Investor pursuant to which the Company issued to the Investor 5,000,000 shares of the Company's common stock at a purchase price of $0.60 per share resulting in aggregate proceeds of $3,000,000.

C. As an inducement and a condition to enter into the Subscription Agreement, the Investor has requested that Stockholders agree, and Stockholders have agreed (in the Stockholders' capacity as such), to enter into this Agreement in order to facilitate the consummation of the Subscription Agreement and any accompanying transactions.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
VOTING PROVISIONS REGARDING BOARD OF DIRECTORS

Section 1.1 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times until the Company is listed on a national securities exchange, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the Investor or his duly appointed representative shall have the right to appoint a majority of the members of the board of directors (the "Board") of the Company. For purposes of this Agreement, the term "Shares" shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and preferred stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

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Section 1.2 Failure to Designate a Board Member. In the absence of any designation from the Investor as specified above, the director previously designated by the Investor and then serving shall be reelected if still eligible to serve as provided herein.

Section 1.3 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 1.1 or 1.2 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Investor; or (ii) the Investor is no longer so entitled to designate or approve such director. In the event such removal is directed or approved by the Investor, each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, in whatever manner as shall be necessary to ensure that such director be removed from office;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.1 or 1.2 shall be filled pursuant to the provisions of this ARTICLE I; and

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of the Investor to call a special meeting of stockholders for the purpose of electing directors.

Section 1.4 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of voting for any director designee in accordance with the provisions of this Agreement. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a "Person") shall be deemed an "Affiliate" of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

Section 1.5 No "Bad Actor" Designees. The Investor hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to the Investor's knowledge, is a Disqualified Designee and (B) that in the event the Investor becomes aware that any individual previously designated by the Investor is or has become a Disqualified Designee, the Investor shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a "Disqualified Designee". For purposes of this Agreement, the term "Disqualification Event" shall mean the "bad actor" disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the "Securities Act")

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ARTICLE II
REMEDIES

Section 2.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided in this Agreement.

Section 2.2 Irrevocable Proxy and Power of Attorney. Each Key Holder hereby constitutes and appoints as its proxy and hereby grants a power of attorney to the Investor, and each of them, with full power of substitution, with respect to the matters set forth herein, including, election of persons as members of the Board in accordance with ARTICLE I hereto, hereby authorizes the Investor to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party's Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to ARTICLE III hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to ARTICLE III hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instruc-tions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

Section 2.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 2.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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ARTICLE III
TERM

Section 3.1 Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon, and be conditioned upon, the Company being listed on a national securities exchange

ARTICLE IV
MISCELLANEOUS

Section 4.1 Additional Issuances to Stockholders. In the event that after the date of this Agreement, the Company issues capital stock to any of the Stockholders, then, such capital stock shall be subject to the terms of this Agreement.

Section 4.2 Transfers. Each permitted transferee or assignee of any Shares subject to this Agreement (except investors which acquire Shares subject to this Agreement pursuant to a sale in the public market) shall continue to be subject to the terms hereof, and, as a condition precedent to the Company's recognizing such transfer, each permitted transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee's signature appeared on the signature pages of this Agreement and shall be deemed to be a Key Holder and Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.2 and Section 4.3. Each certificate, instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 4.12.

Section 4.3 Successors and Assigns. No party hereto shall have any right to transfer any of its rights or duties under this Agreement except with the consent of the Company, the Key Holders holding a majority of the shares of Common Stock then held by all Key Holders; provided, however, that the Investor shall have the right to transfer any or all of its rights and obligations under this Agreement without the consent of any party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 4.4 Governing Law. This Agreement shall be governed by the internal law (and not the law of conflicts of laws) of the State of New York.

Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 4.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 4.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.7. If notice is given to the Company, a copy shall also be sent to Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Arthur Marcus, Esq.

Section 4.8 Consent Required to Amend or Waive. This Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Investor, and (c) the Key Holders holding a majority of the Shares then held by the Key Holders. Notwithstanding the foregoing:

(a) the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto; and

(b) any provision hereof may be waived by the waiving party on such party's own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment or waiver here-under to any party that did not consent in writing thereto. Any amendment or waiver affected in accordance with this Section 4.8 shall be binding on each party and all of such party's successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment or waiver. For purposes of this Section 4.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

Section 4.9 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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Section 4.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 4.11 Entire Agreement. This Agreement (including the Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Section 4.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued to the Stockholders as of the date hereof shall be notated by the Company with a legend reading substantially as follows:

"THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN."

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued as of the date hereof to be notated with the legend required by this Section 4.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 4.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

Section 4.13 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company's voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 4.12.

Section 4.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applica-ble law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

Section 4.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

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Section 4.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York in and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York in or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 4.17 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

Section 4.18 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	Director

KEY HOLDERS:

Signature:
Name:

INVESTOR:

/s/ Leonard Mazur
Leonard Mazur

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SCHEDULE A

INVESTOR

Name and Address	Number of Shares Held
Leonard Mazur 32 Arden Road Mountain Lakes, New Jersey 07046	19,916,746

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SCHEDULE B

KEY HOLDERS

Name and Address	Number of Shares Held
Myron Holubiak	7,754,497
Reinier Beeuwkes	8,113,959
Geoffrey Clark	7,960,283
Neeta Wadekar	5,500,000

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